Exhibit 99.1

Beam Global Appoints Lisa Potok as Chief Financial Officer

SAN DIEGO, CA – December 6, 2023 – Beam Global, (Nasdaq: BEEM, BEEMW), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation and energy security, announced that Lisa Potok has joined the Beam Global executive team as chief financial officer.

Ms. Potok is an innovative and strategically focused financial executive with Fortune 500, small and medium-sized company and international experience. She has consistently contributed to growth in profitability while managing public offerings, acquisitions and other strategic initiatives. Immediately prior to her appointment at Beam Global, Ms. Potok was the CFO, Treasurer and Secretary of Nice North America LLC, previously known as Nortek Security & Control, LLC, one of the largest smart residential, commercial and industrial solutions manufacturing companies in the world. Ms. Potok’s previous experience includes taking Newegg Inc. (Nasdaq: NEGG), a multi-billion-dollar revenue global tech company, public in May 2021; Vice President of Global Finance at Club Demonstration Services, (Nasdaq: ADV); and Vice President of Finance/Divisional CFO at FTD, Inc.’s Provide Commerce division (Nasdaq: FTD).

“Lisa Potok comes to us with international financial leadership experience at companies with revenues in the hundreds of millions and billions of dollars,” said Desmond Wheatley, CEO of Beam Global. “We are at a point in our trajectory where that sort of experience is going to be vital for us. Our revenues are almost 300% higher than they were a year ago and our growth into Europe, the world’s biggest market for our products, means that we have to be planning for the next chapter in our evolution. Lisa’s international experience is going to be vital for us as our operations there evolve. Lisa is well respected within the financial community and brings experience and relationships which are excellent for where we are going. Kathy McDermott has spent the last four years helping us build this growth platform and I am very grateful for her expertise in growing and leading the finance team through this period of expansion.

Ms. Potok succeeds Kathy McDermott, who is stepping down from her CFO role to pursue other interests. Ms. McDermott has served as Beam Global’s CFO since 2019 and will remain an avid supporter of the Company. She will continue to work at Beam Global through the remainder of 2023 and will be available thereafter as an advisor as needed to ensure a seamless transition and the ongoing success of Beam Global.

“I am thrilled to be joining an exciting and growing company like Beam Global,” said Lisa Potok, CFO at Beam Global. “I have been fortunate to hold leadership positions at several companies which have experienced dramatic growth and I believe that Beam Global has all the attributes which point to a continuation of the trajectory that the Company has been on for the last several years. We have unique and valuable products, a successful focus on large and essential industries, a well-tested and proven management team, and financial discipline which results in our being well capitalized with no debt, an attractive cap table and a strong balance sheet. I am looking forward to being a part of the team that drives this Company to new heights, and I’m confident that we have what it takes to get there.”

“The last four years have been incredibly rewarding and I am grateful for the time and experience I have had at Beam Global,” said outgoing CFO, Kathy McDermott. “We have grown this company from a single facility firm generating $5 million in revenues in 2019, to an international organization with facilities in San Diego, Chicago and Europe and almost $50 million in revenues in the first three quarters of this year. That is an extraordinary rate of growth, and it has been both challenging and inspiring to have held a leadership role throughout the process. I am confident that Beam Global’s best years are ahead and that, under Desmond Wheatley’s leadership, the Company will continue to go from strength to strength.”

Ms. Potok brings 25 plus years of financial, operational, board and leadership experience within both public and private companies, domestic and internationally, in a variety of industries including eComm, advertising, consumer goods, biotech, medical devices and manufacturing. Ms. Potok is an active CPA, holds a Bachelor of Arts with emphasis in Accounting from Hillsdale College in Hillsdale, MI and a Master of Business Administration from The Paul Merage School of Business, University of California, Irvine.

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About Beam Global

Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage and vital energy security. With operations in the U.S. and Europe, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, save time and money and protect the environment. Headquartered in San Diego with facilities in Chicago, Belgrade and Kraljevo, Beam Global has a deep patent portfolio and is listed on Nasdaq under the symbols BEEM and BEEMW. For more information visit BeamForAll.com, LinkedIn, YouTube and X (formerly Twitter).

Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations, including, but not limited to the following statements: statements regarding the acquisition of Amiga, its expected benefits, and the anticipated future financial performance as a result of the acquisition. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global's actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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Press@BeamForAll.com

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